SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 5, 2017

AIR INDUSTRIES GROUP

___________________

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35927	80-0948413
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

360 Motor Parkway, Suite 100, Hauppauge, NY 11788

(Address of Principal Executive Offices)

Registrant's telephone number: (631) 881-4920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17   CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Failure to Satisfy a Continued Listing Rule or Standard.

On September 5, 2017, Air Industries Group (the “Company”) received a letter from NYSE Regulation (the “NYSE Letter”) indicating that the NYSE MKT LLC (the “NYSE MKT”) had concluded that the Company failed to provide timely notification to the NYSE MKT of the record date for the Company’s upcoming annual meeting of stockholders at least ten days prior to such record date as required by NYSE MKT Company Guide Section 703. The NYSE Letter was issued pursuant to Sections 703 and 1009 of the NYSE MKT Company Guide. The Company is required to provide disclosure of receipt of a letter of this nature under Item 3.01 of Form 8-K and disclose its receipt in a press release pursuant to Section 401(j) of the NYSE MKT Company Guide .

The Company confirms August 10, 2017 as the record date for the right to vote at its upcoming annual meeting of stockholders to be held on October 3, 2017.

Item 9.01.	Financial Statements and Exhibits.

(d)	List of Exhibits

Exhibit No.	Description
99.1	Press Release, dated September 8, 2017, announcing the receipt of a letter from the NYSE MKT LLC.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2017

AIR INDUSTRIES GROUP

By:	/s/ Michael Recca
Michael Recca
Chief Financial Officer